PRESS RELEASE

CooperCompanies Announces First Quarter 2021 Results

San Ramon, Calif., March 4, 2021 — CooperCompanies (NYSE: COO) today announced financial results for its fiscal first quarter ended January 31, 2021.
•Revenue increased 5% year-over-year to $680.5 million. CooperVision (CVI) revenue up 4% to $507.0 million, and CooperSurgical (CSI) revenue up 8% to $173.5 million.
•GAAP diluted earnings per share $42.31, up $40.49 from last year's first quarter.
•Non-GAAP diluted earnings per share $3.17, up $0.48 or 18% from last year's first quarter. See "Reconciliation of Selected GAAP Results to Non-GAAP Results" below.

Commenting on the results, Al White, Cooper's President and CEO said, "We've started the year on a positive note, and we're excited about our momentum. Both our businesses performed well, delivering strong operational performance with robust earnings and cash flow. With improved visibility, we are initiating fiscal 2021 guidance and are enthusiastic about our prospects for the remainder of the year, and into the future."

First Quarter Operating Results
•Revenue of $680.5 million, up 5% from last year’s first quarter, up 3% in constant currency.
•Gross margin of 66% compared with 66% in last year’s first quarter. On a non-GAAP basis, gross margin was 68%, up from 67% last year driven by favorable product mix at CooperSurgical and currency.
•Operating margin of 20% compared with 17% in last year’s first quarter. On a non-GAAP basis, operating margin was 27%, up from 25% last year driven by higher revenue and gross margin.
•Interest expense of $6.4 million compared with $11.6 million in last year's first quarter driven by lower interest rates and lower average debt.

•Net debt outstanding at quarter end was $1,695.5 million (total debt of $1,814.6 million less quarter-end cash and cash equivalents of $119.1 million). Adjusted leverage ratio (net debt over adjusted EBITDA) of 2.1x.
•Cash provided by operations of $147.7 million offset by capital expenditures of $55.9 million resulted in free cash flow of $91.8 million.

First Quarter CooperVision (CVI) Operating Results
•Revenue of $507.0 million, up 4% from last year’s first quarter, up 1% in constant currency.
•Revenue by category:

				Constant Currency
	(In millions)	% of CVI Revenue	%chg	%chg
	1Q21	1Q21	y/y	y/y
Toric	$162.3	32%	5%	2%
Multifocal	57.7	11%	11%	7%
Single-use sphere	146.0	29%	6%	2%
Non single-use sphere, other	141.0	28%	1%	(2)%
Total	$507.0	100%	4%	1%
•Revenue by geography:

				Constant Currency
	(In millions)	% of CVI Revenue	%chg	%chg
	1Q21	1Q21	y/y	y/y
Americas	$200.4	40%	6%	6%
EMEA	188.8	37%	1%	(4)%
Asia Pacific	117.8	23%	8%	3%
Total	$507.0	100%	4%	1%

First Quarter CooperSurgical (CSI) Operating Results
•Revenue of $173.5 million, up 8% from last year's first quarter, up 7% in constant currency.
•Revenue by category:

				Constant Currency
	(In millions)	% of CSI Revenue	%chg	%chg
	1Q21	1Q21	y/y	y/y
Office and surgical products	$103.5	60%	5%	5%
Fertility	70.0	40%	12%	10%
Total	$173.5	100%	8%	7%

Other
•In January 2021, the company repurchased $24.8 million of common stock, roughly 69.6 thousand shares, under the existing share repurchase program at an average share price of $356.61. The program has $334.8 million of remaining availability and no expiration date.

Fiscal Year 2021 Guidance
We continue to monitor and evaluate the scope, duration and impact of the ongoing COVID-19 pandemic on our operations and financial results. While we still view resurgences as a significant risk factor to our outlook, we are now providing fiscal year 2021 guidance. Details are summarized as follows:
•Fiscal 2021 total revenue $2,800 - $2,845 million (12% to 14% constant currency)
•CVI revenue $2,090 - $2,120 million (9% to 11% constant currency)
•CSI revenue $710 - $725 million (19% to 22% constant currency)
•Fiscal 2021 non-GAAP diluted EPS $12.90 - $13.10
Non-GAAP diluted earnings per share guidance excludes amortization and impairment of intangible assets, and other exceptional or unusual income or gains and charges or expenses including acquisition, integration and manufacturing related costs which we may incur as part of our continuing operations.
With respect to the Company’s guidance expectations, the Company has not reconciled non-GAAP diluted earnings per share guidance to GAAP diluted earnings per share due to the inherent difficulty in forecasting acquisition-related, integration and restructuring charges and expenses, which are reconciling items between the non-GAAP and GAAP measure. Due to the unknown effect, timing and potential significance of such charges and expenses that impact GAAP diluted earnings per share, the Company is not able to provide such guidance.

Reconciliation of Selected GAAP Results to Non-GAAP Results
To supplement our financial results and guidance presented on a GAAP basis, we use non-GAAP measures that we believe are helpful in understanding our results. The non-GAAP measures exclude costs which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Our non-GAAP financial results and guidance are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Management uses supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the factors management uses in planning and forecasting for future periods. We believe it is useful for investors to understand the effects of these items on our consolidated operating results. Our non-GAAP financial measures may include the following adjustments, and as appropriate, the related income tax effects and changes in income attributable to noncontrolling interests:
•We exclude the effect of amortization and impairment of intangible assets from our non-GAAP financial results. Amortization of intangible assets will recur in future periods; however, the amounts are affected by the timing and size of our acquisitions. Impairment of intangible assets is a non-recurring cost.
•We exclude the effect of acquisition and integration expenses and the effect of restructuring expenses from our non-GAAP financial results. Such expenses generally diminish over time with respect to past acquisitions; however, we generally will incur similar expenses in connection with any future acquisitions. We incurred significant expenses in connection with our acquisitions and also incurred certain other operating expenses or income, which we generally would not have otherwise incurred in the periods presented as a part of our continuing operations. Acquisition and integration expenses include direct effects of acquisition accounting, such as inventory fair value step-up and items such as personnel costs for transitional employees, other acquired employee related costs and integration related professional services. Restructuring expenses include items such as employee severance, product rationalization, facility and other exit costs.
•We exclude other exceptional or unusual charges or expenses and gains or income. These can be variable and difficult to predict, such as COVID related charges, certain litigation expenses and product transition costs, and are not what we consider as typical of our continuing operations. Investors should consider non-GAAP financial measures in addition to, and not as replacements for, or superior to, measures of financial performance prepared in accordance with GAAP.
•We report revenue growth using the non-GAAP financial measure of constant currency so that revenue results may be evaluated excluding the effect of foreign currency rate fluctuations. To present this information, current period revenue for entities reporting in currencies other than the United States dollar are converted into United States dollars at the average foreign exchange rates for the corresponding period in the prior year.
•We define the non-GAAP measure of free cash flow as cash provided by operating activities less capital expenditures. We believe free cash flow is useful for investors as an additional measure of liquidity because it represents cash that is available to grow the business, make strategic acquisitions, repay debt, buyback common stock or to fund dividend payments. Management uses free cash flow internally to understand, manage, make operating decisions and evaluate our business. In addition, we use free cash flow to help plan and forecast future periods.
•We define the non-GAAP measure of net debt as total debt less cash and cash equivalents. We believe net debt is useful for investors to be helpful in evaluating our financial leverage. Management uses net debt as a measure of our financial leverage. Net debt should not be considered as an alternative to debt determined in accordance with GAAP and should be reviewed in conjunction with our consolidated condensed balance sheets.
•We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing operations.
•We exclude the effects of non-cash deferred tax assets related to intra-group transfer of non-inventory assets.

THE COOPER COMPANIES, INC. AND SUBSIDIARIES Reconciliation of Selected GAAP Results to Non-GAAP Results (In millions, except per share amounts) (Unaudited)
	Three Months Ended January 31,
	2021			2021	2020			2020
	GAAP	Adjustment		Non-GAAP	GAAP	Adjustment		Non-GAAP
Cost of sales	$229.8	$(10.8)	A	$219.0	$219.7	$(8.4)	A	$211.3
Operating expense excluding amortization	$282.6	$(3.9)	B	$278.7	$280.5	$(7.4)	B	$273.1
Amortization of intangibles	$34.7	$(34.7)	C	$—	$34.9	$(34.9)	C	$—
Other (income) expense, net	$(12.5)	$11.5	D	$(1.0)	$2.1	$—		$2.1
Provision for income taxes	$26.3	$12.5	E	$38.8	$6.9	$7.6	E	$14.5
Income tax effects related to intra-group intangible asset transfers	$(1,987.9)	$1,969.1	F	$(18.8)	$—	$—		$—
Diluted earnings per share	$42.31	$(39.14)		$3.17	$1.82	$0.87		$2.69
Weighted average diluted shares used	$49.7			$49.7	$49.7			$49.7

A	Fiscal 2021 GAAP cost of sales includes $10.8 million of costs primarily related to integration and other manufacturing related costs, resulting in fiscal 2021 GAAP gross margin of 66% as compared to fiscal 2021 non-GAAP gross margin of 68%. Fiscal 2020 GAAP cost of sales includes $8.4 million of costs primarily related to integration and other manufacturing related costs, resulting in fiscal 2020 GAAP gross margin of 66% as compared to fiscal 2020 non-GAAP gross margins of 67%.
B	Fiscal 2021 and 2020 GAAP operating expense comprised of $3.9 million and $7.4 million, respectively, primarily related to acquisition and integration activities and European Medical Devices Regulation (MDR) implementation costs.
C	Amortization expense was $34.7 million and $34.9 million for the fiscal 2021 and 2020 periods, respectively. Items A, B, and C resulted in fiscal 2021 GAAP operating margin of 20% as compared to fiscal 2021 non-GAAP operating margin of 27%, and fiscal 2020 GAAP operating margin of 17% as compared to fiscal 2020 non-GAAP operating margin of 25%.
D
Fiscal 2021 other income, net includes gains and losses on our minority investments, primarily an $11.5 million gain due to CooperVision's acquisition of all of the remaining equity interest of a privately-held medical device company in January 2021.

E	Fiscal 2021 and 2020 amounts represent the net change in the provision for income taxes that arise primarily from the impact of the above adjustments.
F	An income tax benefit was excluded related to the recognition of a deferred tax asset that resulted from an intra-group transfer of intellectual property and goodwill to a UK subsidiary.

Conference Call and Webcast
The Company will host a conference call today at 5:00 PM ET to discuss its fiscal first quarter 2021 results and current corporate developments. The live dial-in number for the call is 855-643-4430 (U.S.) / 707-294-1332 (International). The participant passcode for the call is “Cooper”. A simultaneous webcast of the call will be available through the "Investor Relations" section of the CooperCompanies website at http://investor.coopercos.com and a transcript of the call will be archived on this site for a minimum of 12 months. A recording of the call will be available beginning at 8:00 PM ET on March 4, 2021 through March 11, 2021. To hear this recording, dial 855-859-2056 (U.S.) / 404-537-3406 (International) and enter code 266737.

About CooperCompanies
CooperCompanies ("Cooper") is a global medical device company publicly traded on the NYSE (NYSE: COO). Cooper operates through two business units, CooperVision and CooperSurgical. CooperVision brings a refreshing perspective on vision care with a commitment to developing a wide range of high-quality products for contact lens wearers and providing focused practitioner support. CooperSurgical is committed to advancing the health of women, babies and families with its diversified portfolio of products and services focusing on medical devices and fertility & genomics. Headquartered in San Ramon, Calif., Cooper has a workforce of more than 12,000 with products sold in over 100 countries. For more information, please visit www.coopercos.com.

Forward-Looking Statements
This earnings release contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995. Statements relating to guidance, plans, prospects, goals, strategies, future actions, events or performance and other statements of which are other than statements of historical fact, including our Fiscal 2021 Guidance and all statements regarding the expected impact of the ongoing COVID-19 pandemic on our business are forward looking. In addition, all statements regarding anticipated growth in our net sales and anticipated market conditions, planned product launches and expected results of operations are forward-looking. To identify these statements look for words like "believes," "outlook," "probable," "expects," "may," "will," "should," "could," "seeks," "intends," "plans," "estimates" or "anticipates" and similar words or phrases. Forward-looking statements necessarily depend on assumptions, data or methods that may be incorrect or imprecise and are subject to risks and uncertainties.
Among the factors that could cause our actual results and future actions to differ materially from those described in forward-looking statements are: the effects of the ongoing COVID-19 pandemic and related economic disruptions and new governmental regulations on our business, results of operations, cash flow and financial condition, including but not limited to the potential impact on our sales, operations and supply chain; adverse changes in the global or regional general business, political and economic conditions, including the impact of continuing uncertainty and instability of certain countries, that could adversely affect our global markets, and the potential adverse economic impact and related uncertainty caused by these items, including but not limited to, the ongoing COVID-19 pandemic, and escalating global trade barriers including additional tariffs, by countries such as China; adverse changes in global political and economic conditions, and related uncertainty caused by the United Kingdom's (UK) withdrawal from the European Union (EU) and its potential impact on, among other things, the movement of goods and materials in our supply chain, additional regulatory approvals and requirements, and increased tariffs and duties; changes in tax laws or their interpretation and changes in statutory tax rates, including but not limited to, the U.S., the United Kingdom and other countries may affect our taxation of earnings recognized in foreign jurisdictions and/or negatively impact our effective tax rate; foreign currency exchange rate and interest rate fluctuations including the risk of fluctuations in the value of foreign currencies or interest rates that would decrease our net sales and earnings; our existing and future variable rate indebtedness and associated interest expense is impacted by rate increases, which could adversely affect our financial health or limit our ability to borrow additional funds; acquisition-related adverse effects including the failure to successfully obtain the anticipated net sales, margins and earnings benefits of acquisitions, integration delays or costs and the requirement to record significant adjustments to the preliminary fair value of assets acquired and liabilities assumed within the measurement period, required regulatory approvals for an acquisition not being obtained or being delayed or subject to conditions that are not anticipated, adverse impacts of changes to accounting controls and reporting procedures, contingent liabilities or indemnification obligations, increased leverage and lack of access to available financing (including financing for the acquisition or refinancing of debt owed by us on a timely basis and on reasonable terms); compliance costs and potential liability in connection with U.S. and foreign laws and health care regulations pertaining to privacy and security of personal information, such as HIPAA and the California Consumer Privacy Act (CCPA) in the U.S. and the General Data Protection Regulation requirements in Europe, including but not limited to those resulting from data security breaches; a major disruption in the operations of our manufacturing, accounting and financial reporting, research and development, distribution facilities or raw material supply chain due to the ongoing COVID-19 pandemic, integration of acquisitions, man-made or natural disasters, cybersecurity incidents or other causes; a major disruption in the operations of our manufacturing, accounting and financial reporting, research and development or distribution facilities due to technological problems, including any related to our information systems maintenance, enhancements or new system deployments, integrations or upgrades; market consolidation of large customers globally through mergers or acquisitions resulting in a larger proportion or concentration of our business being derived from fewer customers; disruptions in supplies of raw materials, particularly components used to manufacture our silicone hydrogel lenses; new U.S. and foreign government laws and regulations, and changes in existing laws, regulations and enforcement guidance, which affect areas of our operations including, but not limited to, those affecting the health care industry including the contact lens industry specifically and the medical device or pharmaceutical industries generally, including but not limited to the EU Medical Devices Regulation (MDR), and the EU In Vitro Diagnostic Medical Devices Regulation (IVDR); legal costs, insurance expenses, settlement costs and the risk of an adverse decision, prohibitive injunction or settlement related to product liability, patent infringement or other litigation; limitations on sales following product introductions due to poor market acceptance; new competitors, product innovations or technologies, including but not limited to, technological advances by competitors, new products and patents attained by competitors, and competitors' expansion through acquisitions; reduced sales, loss of customers and costs and expenses related to product recalls and warning letters; failure to receive, or delays in receiving, regulatory approvals for products; failure of our customers and end users to obtain adequate coverage and reimbursement from third-party payors for our products and services; the requirement to provide for a significant liability or to write off, or accelerate depreciation on, a significant asset, including goodwill, other intangible assets and idle manufacturing facilities and equipment; the success of our research and development activities and other start-up projects; dilution to earnings per share from acquisitions or issuing stock; impact and costs incurred from changes in accounting standards and policies; environmental risks, including increasing environmental legislation and the broader impacts of climate change; and other events described in our Securities and Exchange Commission filings, including the “Business”, “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2020, as such Risk Factors may be updated in quarterly filings.
We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

Contact:
Kim Duncan
Vice President, Investor Relations and Risk Management
925-460-3663
ir@cooperco.com

THE COOPER COMPANIES, INC. AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(In millions)
(Unaudited)

	January 31, 2021	October 31, 2020
ASSETS
ASSETS
Current assets:
Cash and cash equivalents	$119.1	$115.9
Trade receivables, net	461.2	435.4
Inventories	570.5	570.4
Other current assets	146.6	152.5
Total current assets	1,297.4	1,274.2
Property, plant and equipment, net	1,305.1	1,281.9
Operating lease right-of-use assets	270.3	260.2
Goodwill	2,553.3	2,447.3
Other intangibles, net	1,358.6	1,289.0
Deferred tax assets	2,031.2	80.1
Other assets	106.0	104.8
Total assets	$8,921.9	$6,737.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$400.7	$409.3
Other current liabilities	560.6	595.1
Total current liabilities	961.3	1,004.4
Long-term debt	1,413.9	1,383.9
Deferred tax liabilities	21.6	25.8
Long-term tax payable	164.9	162.0
Operating lease liabilities	246.0	236.8
Accrued pension liability and other	124.3	99.8
Total liabilities	2,932.0	2,912.7
Stockholders’ equity	5,989.9	3,824.8
Total liabilities and stockholders' equity	$8,921.9	$6,737.5

THE COOPER COMPANIES, INC. AND SUBSIDIARIES
Consolidated Statements of Income
(In millions, except per share amounts)
(Unaudited)

	Three Months Ended January 31,
	2021	2020
Net sales	680.5	646.2
Cost of sales	229.8	219.7
Gross profit	450.7	426.5
Selling, general and administrative expense	261.2	258.3
Research and development expense	21.4	22.2
Amortization of intangibles	34.7	34.9
Operating income	133.4	111.1
Interest expense	6.4	11.6
Other (income) expense, net	(12.5)	2.1
Income before income taxes	139.5	97.4
(Benefit) provision for income taxes	(1,961.6)	6.9
Net income attributable to Cooper stockholders	2,101.1	90.5

Earnings per share - diluted	42.31	1.82

Number of shares used to compute diluted earnings per share	49.7	49.7